UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

CLS Holdings USA, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation or organization)	Number)	Identification No.)

11767 South Dixie Highway, Suite 115, Miami, FL 33156

(Address of principal executive offices, including zip code)

(888) 438-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Between August 8, 2018 and August 10, 2018, CLS Holdings USA, Inc. (“we,” “us,” “our,” “CLS,” or the “Company”) entered into five Subscription Agreements (each a “Subscription Agreement” and, collectively, the “Subscription Agreements”), pursuant to which the Company agreed to sell, for an aggregate purchase price of $2,750,000, 6,875,000 Units ($0.40 per Unit), representing (i) 6,875,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), and (ii) three-year warrants (the “Warrants”) to purchase an aggregate of 6,875,000 shares of our Common Stock (the “Warrant Shares”) at an exercise price of $0.60 per share of Common Stock.  The parties to the Subscription Agreements (each an “Investor” and, collectively, the “Investors”) and their respective purchase amounts are: Ionic Ventures, LLC (625,000 Units), Navy Capital Green Management, LLC (“Navy Capital”), as nominee for the Thomas K. Ireland 2003 Revocable Trust (1,250,000 Units), Navy Capital, as nominee for the Mark A. Reichenbaum Revocable Trust (2,500,000 Units), Navy Capital, as nominee for Stephen Aiello (625,000 Units) and Navy Capital, as nominee for James A. Weil (1,875,000 Units). The Subscription Agreements require us to file, on or before November 1, 2018, a registration statement with the U.S. Securities and Exchange Commission registering the shares of Common Stock and Warrant Shares issued to the Investors. If we fail to file the registration statement on or before that date, we must issue to the Investors an additional number of Units equal to ten percent (10%) of the Units originally subscribed for by the Investor (which will include additional Warrants at the original exercise price).

The Warrants are exercisable from time to time, in whole or in part for three years. The Warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of Common Stock at a lower price, subject to certain exceptions as set forth in the Warrant. The Warrants also provide that they are callable at any time after the bid price of the Company’s Common Stock exceeds 120% of the exercise price of the Warrants for a period of 20 consecutive business days.

The description of the Subscription Agreements and the Warrants is qualified in its entirety by reference to the full text of a subscription agreement and warrant that has been incorporated by reference into this Current Report on Form 8-K in satisfaction of the requirement to file the Subscription Agreements as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K.

Item 3.02          Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Each Investor is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to the Investors, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act because the securities were issued in transactions not involving a public offering.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Subscription Agreement with Ionic Ventures, LLC*

10.2	Subscription Agreement with Navy Capital Green Management, LLC, as nominee (Ireland Trust) *

10.3	Subscription Agreement with Navy Capital Green Management, LLC, as nominee (Reichenbaum Trust) *

10.4	Subscription Agreement with Navy Capital Green Management, LLC, as nominee (Aiello) *

10.5	Subscription Agreement with Navy Capital Green Management, LLC, as nominee (Weil) *

* Pursuant to Instruction 2 to Item 601 of Regulation S-K, document not filed because essentially identical in terms and conditions to Exhibit 10.1 to the Company’s Current report on Form 8-K dated July 31, 2018 and filed with the Commission on August 6, 2018, which is incorporated herein by this reference. Material differences in those agreements are set forth above in Item 1.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC. By: /s/ Jeffrey I. Binder Jeffrey I. Binder Chairman and CEO DATE: August 13, 2018